Exhibit 99.1

CONSENT OF ROBERT A. STANGER & CO., INC.

Corporate Property Associates 18 – Global Incorporated:

We hereby consent to the references to our firm and description of our role in the estimate of the fair market value of a portion of the Corporate Property Associates 18 – Global Incorporated’s (the “Company”) real estate portfolio as of June 30, 2018 and of our role in the estimate of the fair market value of the Company’s mortgage debt encumbering its real estate portfolio as of June 30, 2018, included in this Current Report on Form 8-K, as amended (the “Current Report”), and incorporated by reference into the Company’s Registration Statement on Form S-3D (File No. 333-203849) and the related prospectus included therein.

ROBERT A. STANGER & CO., INC.

/s/ Robert A. Stanger & Co., Inc.